Exhibit 99.1

AMENDMENT TO PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS AMENDMENT TO PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT, dated as of December 8, 2021 (as it may from time to time be amended, this “Agreement”), is entered into by and between TLGY Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and TLGY Sponsors LLC, a Cayman Island limited liability company (the “Purchaser”).

WHEREAS, the Company and the Purchaser entered into a private placement warrants purchase agreement dated as of November 30, 2021(the “Purchase Agreement”); and

WHEREAS, the Company and the Purchaser has agreed to amend the Purchase Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Amendment to Section 1 (B)(ii).

Section 1 (B)(ii) of the Purchase Agreement is hereby deleted in its entirety and replaced as follows:

“(ii) In the event that the underwriters’ over-allotment option is exercised in full or in part, Purchaser shall purchase up to an additional 600,000 Sponsor Warrants (the “Additional Sponsor Warrants”), in the same proportion as the amount of the over-allotment option that is exercised, simultaneously with such purchase of Additional Sponsor Warrants. As payment in full for the Additional Sponsor Warrants then being purchased hereunder, at least one (1) business day prior to the applicable closing of all or any portion of the over-allotment option, or on such earlier date as the Company and the Purchaser may agree, the Purchaser shall pay $1.00 per Additional Sponsor Warrant, up to an aggregate amount of $600,000 by wire transfer of immediately available funds in accordance with the Company’s wiring instructions.’

Section 2. Governing Law and Jurisdiction.

This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the State of New York. The parties hereto irrevocably submit to the exclusive jurisdiction of any federal court sitting in the Southern District of New York or any state court located in New York County, State of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent they may effectively do so under applicable law, the parties hereto irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that they are not subject to the jurisdiction of any such court, any objection that they may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 3. Miscellaneous.

A. Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Purchase Agreement. This Agreement is an amendment to the Purchase Agreement and this Agreement and the Purchase Agreement will henceforth be read together, provided always that in the event of any inconsistency between the Purchase Agreement and this Agreement, the provisions of this Agreement shall prevail. Except as specifically amended, modified or supplemented hereby, the Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in any other agreement or document to the Purchase Agreement shall, on and after the date hereof, be deemed to refer to the Purchase Agreement as amended and supplemented hereby.

B. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

D. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY: TLGY ACQUISITION CORPORATION

By:	/s/ Jin-Goon Kim
Name:	Jin-Goon Kim
Title:	Chairman and Chief Executive Officer

TLGY SPONSORS LLC

By:	/s/ Jin-Goon Kim
Name:	Jin-Goon Kim
Title:	Manager of TLGY Holdings LLC as Manager of TLGY Sponsors LLC

[Signature Page to Amendment to Private Placement Warrants Purchase Agreement]